                                                                   Exhibit 10.17

** CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 C.F.R. SUBSECTION 200.80(B)(4) 200.83 AND 230.406 **





                                LICENSE AGREEMENT

                                     BETWEEN

                                 RIBAPHARM INC.
                                    LICENSOR

                                       AND

                             HOFFMANN-LA ROCHE INC.
                                    LICENSEE

                                       AND

                            F. HOFFMANN-LA ROCHE LTD
                                    LICENSEE




                            DATED AS OF JUNE 29, 2001

                                TABLE OF CONTENTS


                                                                                                               PAGE
ARTICLE I Definitions and Interpretation..........................................................................1

         1.1               Definitions............................................................................1
         1.2               Interpretation.........................................................................6

ARTICLE II Grant of License.......................................................................................6

         2.1               License................................................................................6
         2.2               Sublicense.............................................................................7
         2.3               Exclusivity............................................................................7
         2.4               Limit of Grant.........................................................................7
         2.5               Provision of Information...............................................................7
         2.6               Back-ups; Follow-ups...................................................................7

ARTICLE III Eastern European Countries............................................................................8

         3.1               Right of First Refusal.................................................................8
         3.2               European Union Membership..............................................................8

ARTICLE IV Compensation...........................................................................................8

         4.1               License Fee............................................................................8
         4.2               Milestone Payments.....................................................................9
         4.3               Royalties..............................................................................9
         4.4               Duration of Royalty Obligations.......................................................10
         4.5               Payment Terms.........................................................................10
         4.6               Taxes.................................................................................11
         4.7               Reports...............................................................................11
         4.8               Records...............................................................................11
         4.9               Sales in Foreign Currencies...........................................................12

ARTICLE V Development Steering Committee.........................................................................13

         5.1               Appointment and Administration of Development
                           Steering Committee....................................................................13
         5.2               Responsibility and Authority of the
                           Development Steering Committee........................................................14

ARTICLE VI Development and Marketing Obligations.................................................................14

         6.1               Commercial Development Obligation.....................................................14
         6.2               Licensor's Costs of Development.......................................................15
         6.3               Provision of Diagnostic Kits..........................................................15
         6.4               Phase II, III and IV Clinical Trials..................................................16
         6.5               Supply and Manufacture................................................................16
         6.6               Use of Name...........................................................................16
         6.7               Sampling..............................................................................16

         6.8               Investigator-Initiated Trials; Indigent Sales.........................................16
         6.9               Foreign Registration and Laws.........................................................17

ARTICLE VII Patent Matters.......................................................................................17

         7.1               Patent Prosecution and Maintenance....................................................17
         7.2               Notification of Infringement..........................................................17
         7.3               Patent Enforcement....................................................................18
         7.4               Ownership of Improvements.............................................................18
         7.5               Ownership of Trademarks...............................................................19
         7.6               Adverse Reactions.....................................................................19

ARTICLE VIII Representations, Warranties and Limitation of Liability.............................................19

         8.1               Representations of Licensor...........................................................19
         8.2               Representations of Licensee...........................................................20
         8.3               Mutual Representation and Warranty....................................................21

ARTICLE IX Indemnification and Insurance.........................................................................21

         9.1               Indemnification by Licensee...........................................................21
         9.2               Indemnification by Licensor...........................................................21
         9.3               Obligations of the Party Seeking to Be Indemnified....................................22
         9.4               Other Indemnification Matters.........................................................22

ARTICLE X Confidentiality and Publication........................................................................23

         10.1              Confidentiality.......................................................................23
         10.2              Disclosure............................................................................23
         10.3              Publicity.............................................................................24
         10.4              Scientific Publications...............................................................24

ARTICLE XI Term and Termination..................................................................................24

         11.1              Term..................................................................................24
         11.2              Termination Without Cause.............................................................25
         11.3              Termination For Cause.................................................................25
         11.4              Rights and Obligations Upon Expiration or Termination.................................26
         11.5              Surviving Provisions..................................................................27

ARTICLE XII Assignment; Successors...............................................................................27

         12.1              Assignment............................................................................27
         12.2              Binding Upon Successors and Assigns...................................................27

ARTICLE XIII Dispute Resolution..................................................................................28

         13.1              Arbitration...........................................................................28
         13.2              Pre-Litigation Dispute Resolution.....................................................28
         13.3              Provisional Remedy....................................................................28

                                       ii


ARTICLE XIV General Provisions...................................................................................28

         14.1              Relationship of the Parties...........................................................28
         14.2              Excusable Delay.......................................................................29
         14.3              Notices...............................................................................29
         14.4              Expenses..............................................................................30
         14.5              Further Assurances....................................................................30
         14.6              Amendment.............................................................................30
         14.7              Waiver................................................................................31
         14.8              No Third Party Beneficiaries..........................................................31
         14.9              Entire Agreement......................................................................31
         14.10             Construction..........................................................................31
         14.11             Incorporation of Exhibits.............................................................31
         14.12             Counterparts..........................................................................31
         14.13             Severability..........................................................................31
         14.14             Joint and Several Liability of Licensor...............................................32
         14.15             Bankruptcy............................................................................32
         14.16             Remedies Cumulative...................................................................32
         14.17             Governing Law.........................................................................32

                                    EXHIBITS


A        Eastern European Countries

                                LICENSE AGREEMENT
                                -----------------


         This License Agreement (this AGREEMENT) is made as of June 29, 2001 (the EFFECTIVE DATE) by and among Ribapharm Inc., a Delaware corporation (the LICENSOR), Hoffmann-La Roche Inc., a New Jersey corporation, and F. Hoffmann-La Roche Ltd, a Swiss corporation (together, the LICENSEE).

                                    RECITALS


         A. Licensor is engaged in the research, development, manufacture, and sale of therapeutic products and technologies.

         B. Licensor has acquired or possesses the right to license worldwide proprietary rights to an immunomodulator known as Levovirin(TM) for the treatment of viral infections including hepatitis C.

         C. Licensee has expertise in researching, developing, manufacturing and marketing pharmaceutical products for the treatment of human diseases and wishes to develop, manufacture, and market the Products based on Levovirin(TM) .

         D. Licensor wishes to grant an exclusive license to Licensee and Licensee wishes to acquire an exclusive license to develop, manufacture, and market such Products.

                                    AGREEMENT

         In consideration of the above and the mutual covenants set forth in this Agreement and other valuable consideration received by the Parties, the Parties agree as follows.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         1.1      DEFINITIONS

         In this Agreement, capitalized terms have the respective meanings set forth below.

         ACT means the Federal Drug and Cosmetic Act (21 U.S.C.ss.321, et seq.), including any amendments or supplements.

         ACCOUNTING PERIOD means a calendar quarter commencing on the first day of an Accounting Period, respectively January 1, April 1, July 1, and October 1, each being the first day, and finishing the last day of an Accounting Period respectively on March 31, June 30, September 30 and December 31, each being the last day.

         ADJUSTED GROSS SALES means the amount of gross sales of Products (whether in active ingredient form, semi-finished form, finished product form, or otherwise) invoiced by Licensee, its Affiliates and its Sublicensees to Third Parties less deductions for returns

(including allowances actually given for spoiled, damaged, out-dated, rejected, returned Products sold, withdrawals and recalls), rebates (price reductions, rebates to social and welfare systems, chargebacks, government mandated rebates and similar types of rebates, such as P.P.R.S, Medicaid), volume (quantity) discounts, taxes (value added or sales taxes, government mandated exceptional taxes and other taxes imposed on the gross sales amount), as computed on a product by product basis in the Licensee's worldwide "sales statistics" measured in Swiss Francs for the countries concerned, whereby the amount of such sales in foreign currencies is converted into Swiss Francs on the basis of the average monthly rate of exchange at the time in accordance with Licensee's then current standard practices, which will be in accordance with international accounting standards. Notwithstanding the foregoing, amounts received by Licensee and its Sublicensees for the sale of Products among Licensee and its Sublicensees for resale will not be included in the computation of Adjusted Gross Sales.

         AFFILIATE of a Party means any corporation or other business entity that controls, is controlled by, or is under common control with a Party, where CONTROL means direct or indirect ownership of more than fifty percent (50%) of the voting interest or income interest in a corporation or entity, or such other relationship as, in fact, constitutes actual control of management. Anything to the contrary in this paragraph notwithstanding, Genentech, Inc., a Delaware corporation, will not be deemed an Affiliate of Licensee.

         AGREEMENT has the meaning set forth in the preamble.

         APPROVAL AUTHORITY means a governmental authority whose approval is required in a country for any Product Registrations.

         BANKRUPTCY CODE means Title 11, U.S. Code.

         BREACHING PARTY has the meaning set forth in Section 11.3.

         BUSINESS DAY means a day when banks are open for business in New York City.

         CLAIMS has the meaning set forth in Section 9.1.

         COMBINED PRODUCT means a pharmaceutical product with two or more active ingredients, one of which is a Product and one of which is not, sold as a single item for one price.

         COMPOSITION OF MATTER PATENT means issued US patent # US6130326 and all patent applications and patents based upon or claiming priority thereto.

         COMMERCIAL SALE means, with respect to a Product in any country in the Territory, (i) any sale by Licensee or any of its Affiliates or Sublicensees after Product Registration, which transfers to a Third Party purchaser physical possession and title to commercial quantities of the Product in such country,(ii) Compassionate Sales,(iii) Indigent Sales and (iv) those investigator initiated Phase IV Clinical Trials on which a royalty is due in accordance with Section 6.8 hereof.

         COMPASSIONATE SALES means, with respect to a Product in any country in the Territory, any sale of the Product by Licensee or any of its Affiliates or Sublicensees that is required or permitted by a governmental authority to be made to certain persons or classes of persons in such country, before or after the Product has been approved for use in such country by the Approval Authority, but before the price of the Product (or reimbursement for the Product) has been determined by the applicable governmental authority in such country.

         DEVELOPMENT STEERING COMMITTEE has the meaning set forth in
Section 5.1.

         EASTERN EUROPEAN COUNTRY means each of the countries listed in Exhibit A.

         EFFECTIVE DATE has the meaning set forth in the preamble.

         EMEA means the European Medicines Evaluation Agency, or any successor.

         EUROPEAN UNION means the amalgamation of European member states created by the Treaty on European Union (commonly called the Maastricht Treaty) effective January 1, 1993.

         EXECUTIVE OFFICERS has the meaning set forth in Section 5.1(c).

         FDA means the United States Food and Drug Administration, or any successor.

         FIELD means all human pharmaceutical applications of the Products.

         HANDLE has the meaning set forth in Section 7.1.

         IAS has the meaning set forth in Section 4.8.

         IMPROVEMENT means any and all Licensed Technology conceived after the Effective Date by Licensor solely or jointly.

         IND means an investigational new drug application, as more fully defined in the Regulations.

         INDEMNIFIED PARTY has the meaning set forth in Section 9.3.

         INDEMNIFYING PARTY has the meaning set forth in Section 9.3.

         INDIGENT SALES means, with respect to a Product in any country in the Territory, any sale of the Product by Licensee or any of its Affiliates or Sublicensees that is required by a governmental authority to be made to certain persons or classes of persons in such country at a below market price to allow such persons access to treatment.

         JOINT INVENTIONS means any and all Improvements that are conceived or reduced to practice jointly by Licensor and Licensee.

         LICENSEE has the meaning set forth in the preamble.

         LICENSED COMPOUNDS means the immunomodulator, LevovirinTM which is designated by Licensor as ICN 17261.

         LICENSED PATENTS means rights under patents and patent applications, as well as corresponding certificates of invention or certificates of protection, substitutes, extensions, supplementary protection certificates, renewals, continuations-in-part, divisions, patents of addition (re-examination or re-issue), in any country of the Territory, which (a) but for this Agreement would be infringed by the developing, making, having made, marketing, importing, using, offering for sale or sale by Licensee, its Affiliates or Sublicensees of Products in the Field and (b) are owned by, or licensed to, Licensor as of the Effective Date or during the term of this Agreement, to the extent such rights are necessary to develop, make, have made, market, import, use, offer for sale or sell Products in the Field in the Territory.

         LICENSED TECHNOLOGY means any and all proprietary information, and all patentable and non-patentable inventions, discoveries, experience, disclosure claims, formulas, processes, procedures, compositions of matter, specifications, methods, techniques, trade secrets, technologies, data, know-how, results (including physical, chemical, biological, toxicological, pharmacological, pre-clinical and clinical data, product forms and formulations of the Licensed Compounds) either owned, developed, acquired by, or licensed to Licensor and to which Licensor has the right to grant licenses or sublicenses, without breach of other agreements to which Licensor is a party on the Effective Date, before or during the Term of this Agreement and which contributes to, or has contributed to, the development, manufacture, registration, marketing, sale or use of a Product.

         LICENSOR has the meaning set forth in the preamble.

         MAJOR MARKET COUNTRY means each of the following countries and its territories and possessions: (i) Germany; (ii) the United Kingdom; (iii) France; (iv) Spain; (v) Italy; and (vi) Japan.

         MAJOR MARKET COUNTRY APPROVAL AUTHORITY means

         (a) in the case of Germany, the United Kingdom, France, Spain and Italy - the EMEA; and

         (b)      in the case of Japan the Japanese Ministry of Health and Labor
                  (MOHL).

         MATERIAL CONTRACT CLAIMS has the meaning set forth in Section 9.4(a).

         MILESTONE means any event relating to the development and commercialization of Products set forth in Section 4.2.

         MILESTONE PAYMENT means any of the payments required under in Section 4.2.

         NDA means a New Drug Application filed with the FDA for marketing approval for a drug pursuant to the Act and the Regulations.

         NET SALES means the amount calculated by subtracting from the amount of Adjusted Gross Sales a lump sum deduction of [REDACTED] of Adjusted Gross Sales in lieu of those sales related deductions which are not accounted for on a product by product basis (e.g. outward freights, postage charges, transportation insurance, packaging materials for dispatch of goods, custom duties, bad debt, discounts granted later than at the time of invoicing, cash discounts and other direct sales expenses). Notwithstanding the foregoing, amounts received by Licensee and its Affiliates and its Sublicensees for the sale of Products among Licensee and its Affiliates and its Sublicensees for resale will not be included in the computation of Net Sales.

         NON-BREACHING PARTY has the meaning set forth in Section 11.3(a).

         PARTY means each of Licensor and Licensee.

         PHASE I CLINICAL TRIAL means the initial introduction of an investigational new drug into humans designed to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness, and also includes studies of drug metabolism, structure-activity relationships, and mechanism of action in humans, as well as studies in which investigational drugs are used as research tools to explore biological phenomena or disease processes.

         PHASE II CLINICAL TRIAL means the controlled clinical studies conducted to evaluate the effectiveness of a drug for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the drug.

         PHASE III CLINICAL TRIAL means expanded controlled and uncontrolled clinical trials performed after preliminary evidence suggesting effectiveness of a drug has been obtained, in order to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling.

         PHASE IV CLINICAL TRIAL means post-marketing studies, whether instigated by a Party or by an applicable regulatory authority in the Territory, to delineate additional information about a drug's risks, benefits, and optimal use, including but not limited to studying different doses or schedules of administration than were used in a Phase II Clinical Trial, use of the drug in other patient populations or other stages of the disease, or use of the drug over a longer period of time.

         PRODUCT means any human pharmaceutical product containing, in whole or as a component, one or more of the Licensed Compounds.

         PRODUCT PERCENTAGE means the proportion of a Combined Product attributable to a Product, as agreed by the Parties after consideration of (i) the respective contribution of each active ingredient to the overall efficacy of the Combined Product, (ii) the respective market value of the Licensed Compound used alone and the other active ingredients used alone, (iii) the respective cost of goods for the Licensed Compound and the other active ingredients, and
(iv) other factors customarily used in the pharmaceuticals industry to apportion value to active ingredients of pharmaceutical products.

         PRODUCT REGISTRATIONS means any and all government approvals required by any government or regulatory authority in the Territory necessary to permit the development, manufacture, marketing, pricing, reimbursement, importing, use or sale of Products in any part of the Territory.

         RECIPIENT has the meaning set forth in Section 10.2(a).

         REGULATIONS means the regulations made under the Act, as amended or supplemented.

         SUBLICENSEES means any and all Third Parties to whom Licensee has granted a sublicense under Section 2.2.

         TERM means the term of this Agreement, as set forth in Section 11.1.

         TERRITORY means all the countries of the world and their territories and possessions except for each Eastern European Country excluded from the Territory in accordance with Section 3.1.

         THIRD PARTY means any person other than Licensor, Licensee or a Sublicensee, or any of their Affiliates.

         UNITED STATES means the United States of America and its territories and possessions.

         1.2      INTERPRETATION

         In this Agreement, unless the context requires otherwise

                  (a)      the singular includes the plural and vice versa;

                  (b) words denoting persons include corporations, partnerships and other legal persons;

                  (c)      a reference to a specified section,  paragraph or
schedule is a reference to that specified section, paragraph or schedule of this Agreement;

                  (d) the article and section headings and the Table of Contents are for convenience only and do not affect the interpretation of this Agreement;

                  (e)      "including" means including without limitation; and

                  (f) a reference to a Party includes its successors and permitted assigns.

                                   ARTICLE II

                                GRANT OF LICENSE

          2.1      LICENSE

         Licensor grants to Licensee and its Affiliates, and Licensee accepts on behalf of itself and its Affiliates, the sole and exclusive right and license under the Licensed Technology and Licensed Patents within the Field throughout the Territory (with the right to grant sublicenses in accordance with Section 2.2), to develop, manufacture, have manufactured, market, import, use, offer for sale, and sell the Products.

          2.2      SUBLICENSE

                  (a) Subject to Section 2.2(b), Licensee has the sole and exclusive right to grant sublicenses under the Licensed Technology and Licensed Patents within the Field throughout the Territory to any Third Party (as such, a SUBLICENSEE), to develop, manufacture, have manufactured, market, import, use, offer for sale, and sell the Products.

                   (b) Licensee is required to obtain the written consent of Licensor prior to the grant of any sublicense, such consent not to be unreasonably withheld or delayed by Licensor. Licensee will be fully responsible to Licensor for the performance of any and all terms of this License Agreement by Licensee's Sublicensees.

          2.3      EXCLUSIVITY

         Licensor will not license or otherwise grant any right under the Licensed Patents or Licensed Technology to develop, manufacture, have manufactured, market, import, use, offer to sell, or sell the Products to any Third Party during the Term in the Territory within the Field.

          2.4      LIMIT OF GRANT

         Licensee has no right or license with respect to the Licensed Patents or Licensed Technology except as expressly granted in this Agreement.

          2.5      PROVISION OF INFORMATION

         Licensor will disclose and provide information relating to the Licensed Patents or Licensed Technology to the Licensee to the extent reasonably necessary to enable the Licensee to perform its obligations under this Agreement, including but not limited to information relating to manufacturing, CMC, pre-clinical and clinical data in respect of the Products, correspondence with the FDA, and IND's but excluding the food effect study conducted in the second quarter of 2001 and the monkey Pegasys/Levovirin combination toxicology study initiated in the second quarter of 2001 unless reimbursement is provided to Licensor in accordance with Section 6.2 hereof. All information disclosed pursuant to this Section 2.5 will be subject to the confidentiality provisions of Article X. As soon as practicable after the Effective Date, Licensor will assign to Licensee all available IND's previously filed for Products.


          2.6      BACK-UPS; FOLLOW-UPS

                   (a) BACK-UPS. In the event that the Development Steering Committee determines that the development of the Licensed Compounds will not be successful and decides not to pursue such development, then, to the extent Licensor is free to do so, Licensor will negotiate in good faith a possible license to Licensee for a substitute compound of the same class as Levovirin(TM) [REDACTED], but only to the extent that Licensor is free to grant such a license.

                   (b) FOLLOW-UPS. In any event, if Licensor, during the term of this License Agreement, has discovered [REDACTED]

[REDACTED], then the Parties will negotiate in good faith a license thereto on terms to be negotiated in good faith between Licensor and Licensee, but only to the extent that Licensor would have been free as of the Effective Date to grant such a license.

                                  ARTICLE III

                           EASTERN EUROPEAN COUNTRIES

          3.1      RIGHT OF FIRST REFUSAL

                   (a) Licensee will notify Licensor in writing of the first filing for Product Registration of a Product in a European Union member country within forty five (45) days following the date of such filing. Upon receipt of such notice, Licensor shall have thirty (30) days to notify Licensee in writing of those Eastern European Countries in which Licensor wishes to develop, market, import, use, offer for sale or sell Products.

                   (b) Each Eastern European Country which is identified to Licensee by Licensor in a notice given within the 30 day period under Section 3.1(a) will be deemed to be excluded from the Territory from the end of such 30 day period; provided that each Eastern European Country that is identified to Licensee within the 30 day period under Section 3.1(a) will remain included in the Territory in the event that Licensor has no significant marketing organization at that time in such country.

                   (c) As soon as reasonably practicable after such 30 day period, for any Eastern European Countries excluded from the Territory, the Parties will negotiate in good faith an agreement under which Licensor and Licensee will provide for a supply agreement to allow Licensor to sell in those Eastern European Countries.

          3.2      EUROPEAN UNION MEMBERSHIP

          If an Eastern European Country becomes a member of the European Union after the Effective Date, and assuming Licensor has not at the time such country becomes a member of the European Union exercised its rights under this Section 3 with respect to such country, Licensor will no longer have such rights with respect to such country.

                                   ARTICLE IV

                                  COMPENSATION

          4.1      LICENSE FEE

         Licensee will pay to Licensor an initial nonrefundable license fee in the amount of [REDACTED] within ten (10) Business Days after the later of (a) receipt of an invoice for such amount from Licensor, and (b) the Effective Date.

          4.2      MILESTONE PAYMENTS

                   (a)     In addition to the license fee payable under
Section 4.1

                           (i) upon the initiation of the first [REDACTED] Clinical Trial for the first Product for which [REDACTED] Clinical Trials are undertaken by Licensee or any of its Affiliates or any Sublicensee, Licensee will make a one-time payment to Licensor in the amount of [REDACTED];

                           (ii) upon the filing of the first [REDACTED] for the first Product for which an [REDACTED] by Licensee or any of its Affiliates or any Sublicensee, Licensee will make a one-time payment to Licensor in the amount of [REDACTED];

                           (iii) upon the first approval by the [REDACTED] for a Product in respect of which an [REDACTED], Licensee will make a one-time payment to Licensor in the amount of [REDACTED]; and

                           (iv) upon the first approval by a Major Market Country Approval Authority of an [REDACTED] for a Product, Licensee will make a one-time payment to Licensor in the amount of [REDACTED].


                   (b) Each Milestone Payment due under Section 4.2(a) will be due only once for the first Product in respect of which the indicated Milestone occurs. Licensee will promptly notify Licensor in writing of the occurrence of each Milestone. Licensee will make all Milestone Payments within [REDACTED] after the later of (a) receiving an invoice from Licensor for the applicable amount, and (b) the occurrence of the Milestone. The subsequent occurrence of any similar event in respect of any Product will not give rise to any additional obligation of Licensee to make any Milestone Payment. The payment provided for in Section 4.2(a)(iv) will not be made for any subsequent approval in any other Major Market Country.

          4.3      ROYALTIES

                   (a) In addition to the amounts payable under Sections 4.1 and 4.2, Licensee will pay Licensor a royalty, computed on a country by country basis, in an amount equal to [REDACTED] of Net Sales of each Product. If a Product is included in a Combined Product, the royalty on the Product will be calculated as [REDACTED] of Net Sales of the Combined Product, multiplied by the Product Percentage. The Parties will use their best efforts to agree upon the Product Percentage for a Combined Product prior to the first launch of that Product.

                   (b) Royalties on Net Sales will be calculated quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of an Accounting Period) and will be paid by Licensee quarterly within sixty
(60) days after the end of each Accounting Period in which such Net Sales occur, commencing with the calendar quarter in which the first Commercial Sale of any Product is made by Licensee, any of its Affiliates or any Sublicensee.

                   (c) If the Licensee, acting in a commercially reasonable manner, obtains a license from one or more Third Parties in order to develop, manufacture, have manufactured, market, import, use, offer for sale or sell the Products in the Territory, the Licensee may reduce the royalties otherwise due to Licensor hereunder by an amount equal to [REDACTED] of the total cumulative consideration paid by the Licensee to such Third Party or Third Parties, including any upfront payments, milestone payments and royalties, provided, however, that in no event will the royalties due to Licensor hereunder be reduced to less than [REDACTED] of Net Sales on account of this Section 4.3(c).

                   (d) If a Third Party not under license from the Licensor sells a product which is generically equivalent to a Product in a country or countries in which Licensee, an Affiliate or Sublicensee is selling such Product and the units of such Third Party's sales of such generically equivalent product, as determined by a reliable independent party, are equal to or greater than [REDACTED] of the total units of such Product and the generically equivalent product sold in such country or countries for two consecutive calendar quarters, then the royalty payable by Licensee to Licensor hereunder with respect to such Product in such country(ies) shall be reduced by [REDACTED] of the royalty set forth in Section 4.3 (a), provided, however, that subsequent to such reduction if for four consecutive quarters the sales of such generically equivalent product in such country or countries are less than [REDACTED] of the total units of such Product and the generically equivalent product sold, then the royalty payable shall be as set forth in Section 4.3 (a).

                   (e) If an Approval Authority imposes a price limitation for specific indications or patients, and Licensee claims that such limitation significantly adversely affects its Adjusted Gross Sales for a Product in such country, Licensor and Licensee will discuss an appropriate reduction in the applicable royalty which shall apply for so long as such price limitation continues to have such effect.

         4.4       DURATION OF ROYALTY OBLIGATIONS

         The obligation of Licensee to pay the royalty under Section 4.3 with respect to each Product will terminate in each country in the Territory upon the occurrence of the later of:

                   (a) the expiration or invalidation of the last to expire or be invalidated Composition of Matter Patents which but for this Agreement would be infringed by the sale of such Product in such country; and

                   (b) ten (10) years after the first Commercial Sale in such country of such Product, except for countries in the European Union as to which this requirement will be ten (10) years after the first Commercial Sale in the European Union of such Product.

         4.5       PAYMENT TERMS

         Licensee will make all payments required under this Agreement in United States Dollars. Licensor will invoice Licensee for all payments required under
Section 4.1 and 4.2. Any payments provided for under this Agreement that are not made when due will bear interest at an annual rate until paid in full, equal to the 60-day London interbank offered rate (LIBOR) plus [REDACTED], as such rate may from time to time fluctuate. Licensee will make all payments under this Agreement to Licensor by wire transfer of immediately available funds to a bank account of Licensor designated by Licensor from time to time in accordance with this Agreement.

         4.6       TAXES

                   (a) All amounts owed under this Agreement will be paid after deduction as required by law for all applicable taxes, fees, and other charges except taxes imposed with respect to or based on a Party's net income. In particular, any tax required to be withheld by Licensee under the laws of any country for the account of Licensor (withholding taxes) will be promptly paid by Licensee for and on behalf of Licensor to the appropriate governmental authority, and Licensee will furnish Licensor with proof of payment of such tax. All such tax actually paid on Licensor's behalf will be deducted from royalty payments due Licensor or promptly reimbursed to Licensee if no further payments are due Licensor. Licensee will assist Licensor in minimizing the withholding taxes applicable to any payment made by Licensee and in claiming tax refund at Licensor's request. Each Party agrees to assist the other Party in claiming exemption from such withholding of taxes of any type under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

                   (b)     In the event of a change in the
United States-Switzerland income tax treaty which results in the imposition by Switzerland or any of its political subdivisions of withholding taxes on any royalty payment hereunder, Licensee will pay to Licensor an amount, in addition to all royalties payable hereunder, such that after the deduction of all such taxes (including interest, penalties or additions to tax) Licensor receives the full amount of the royalty without diminution for such taxes.

         4.7       REPORTS

                   (a)     Licensee will give Licensor, not more than thirty
(30) calendar days after the end of each Accounting Period, a written report estimating the Net Sales for such Accounting Period unless Licensee makes the royalty payment required by Section 4.3 within such thirty (30) day period.

                   (b) With each royalty payment Licensee will deliver to Licensor a full and accurate supporting accounting documentation to include at least the following information:

                   (i) total Adjusted Gross Sales for each Product subject to royalty sold (by country) by Licensee, its Affiliates and Sublicensees; and

                   (ii) total royalties payable to Licensor for the relevant period.

         4.8       RECORDS

         Licensee and its Affiliates will keep, and will require its Sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable to Licensor with accounting principles consistently applied from period to period, in accordance with international accounting standards. Such books of account will be kept at Licensee's principal place of business. At the expense of Licensor, Licensor or its authorized independent public accountant has the right to engage Licensee's officially appointed worldwide independent public accountant to perform, on behalf of Licensor or its independent public accountant, an audit, conducted in accordance with international accounting standards (IAS), of such books and records of Licensee, its Affiliates and Sublicensees, that are deemed necessary by Licensee's independent public accountant to report on Net Sales of Products for the period or periods requested by Licensor and the correctness of any report or payments made under this Agreement. Upon timely request and at least thirty (30) calendar days' prior written notice from Licensor, such audit will be conducted as an additional audit work during Licensee's annual audit of the countries specifically requested by Licensor, during regular business hours in such a manner as to not unnecessarily interfere with Licensee's normal business activities, and will be limited to results in the two (2) calendar years prior to audit notification. Such audit will not be performed more frequently than once per calendar year nor more frequently than once with respect to records covering any specific period of time. All information, data documents and abstracts herein referred to will be used only for the purpose of verifying royalty statements or compliance with this Agreement, will be treated by Licensor as licensee confidential information subject to the obligations of
Section 10 of this Agreement and need not be retained more than one (1) year after completion of an audit hereof, if an audit has been requested; nor more than two (2) years from the end of the calendar year to which each will pertain; nor more than one (1) year after the date of termination of this Agreement. Audit work papers and results will be shared by Licensee and Licensor. If the audit reveals an overpayment, Licensor will promptly reimburse Licensee for the amount of the overpayment. If the audit reveals an underpayment, Licensee will promptly make up such underpayment. If the audit reveals that the royalties owed by Licensee to Licensor for the countries specifically requested and for any calendar year in total have been understated by more than five percent (5 %), Licensee will, in addition, pay the reasonable costs of such additional audit work. The failure of Licensor to request verification of any royalty calculation within the period during which corresponding records must be maintained will be deemed to be acceptance of the royalty reporting.

         4.9       SALES IN FOREIGN CURRENCIES

         Whenever for the purpose of calculating royalties, conversion from any foreign currency is required, such conversion will be made as follows:

         (i)       for Licensees and its Affiliates:

                   When calculating the Adjusted Gross Sales, the amount of such sales in foreign currencies will be converted into Swiss Francs as computed in the Licensee's central Swiss Francs "sales statistics" for the countries concerned, using for internal foreign currency translation the Licensee's then current standard practices actually used on a consistent basis in preparing its audited financial statements in accordance with IAS.

         (ii)      for a sublicensee in a country:

                   When calculating the Adjusted Gross Sales, the amount of such sales estimate will be reported by the sublicensee to Licensee within thirty
(30) days from the end of an Accounting Period, after having converted each applicable monthly sales in foreign currency into the Swiss Franc (or the applicable reporting currency) using the average rate of exchange published in The Wall Street Journal (or some other source agreed upon in writing by the Parties for any particular country) for each respective month of the applicable Accounting Period.

         When calculating the royalties on Net Sales, such conversion will be at the average quarterly rate of exchange of the Swiss Franc to the United States Dollars currency as retrieved from the Reuters' system for the applicable Accounting Period, in accordance with Licensee's then current standard practices and IAS.

                                   ARTICLE V

                         DEVELOPMENT STEERING COMMITTEE

         5.1       APPOINTMENT AND ADMINISTRATION OF DEVELOPMENT STEERING
                   COMMITTEE

                   (a) As soon as practicable after the execution of this Agreement and in no event later than thirty (30) days after the Effective Date, the Parties will establish a steering committee to oversee and review the development of the Products, which will be composed of two members selected by Licensor and two members selected by Licensee (the DEVELOPMENT STEERING COMMITTEE). At least one member appointed by each Party will be a senior officer of such Party responsible for product development or a person with substantial experience in product development for similar products who is acceptable to the other Party. Each Party, at its sole discretion, may at any time during the Term of this Agreement replace a member it has the right to designate upon prior written notice to the other Party. Each Party will use reasonable efforts to cause its respective representatives to attend all meetings of the Development Steering Committee. Each Party will bear the travel and out-of-pocket expenses incurred by its members or representatives in connection with the Development Steering Committee's meetings.

                   (b) The Development Steering Committee will meet at least once every calendar quarter, or more or less frequently as the Parties mutually deem appropriate, on dates and at times and places as agreed by the Parties. The Development Steering Committee may also convene or be polled or consulted from time to time by means of telecommunications, video conferences or correspondence, as deemed by the Parties to be necessary or appropriate.

                   (c) All recommendations and decisions of the Development Steering Committee will be made by consensus of the members present at the meeting. If the Development Steering Committee is unable to reach consensus with respect to a particular matter after good faith discussions, the matter will be referred for further review and resolution by the head of development of each Party (the EXECUTIVE OFFICERS). The Executive Officers will use reasonable efforts to resolve the matter promptly. If the Executive Officers are unable to resolve the matter at hand after good faith discussions, Licensee reserves the final decision-making authority with respect to such matter and will promptly inform Licensor in writing of its resolution of the matter.

                   (d) The Development Steering Committee will exist until the first approval of a Product by the relevant Approval Authority is obtained in each of the United States, Japan and the European Union, unless otherwise agreed by the Parties.

          5.2      RESPONSIBILITY AND AUTHORITY OF THE DEVELOPMENT STEERING
                   COMMITTEE

         Subject to the other terms of this Agreement, the Development Steering Committee will be responsible for review and exchange of information concerning
(i) the status of clinical trials of Products, (ii) review of the development of Products including contracts relating to their development, (iii) the formulation used in respect of Products, and (iv) Licensor's research programs on [REDACTED]. Such Committee shall report to the Parties regarding its proceedings. It is understood that the purpose of (iv) above is to regularly inform Licensee so that it is able to negotiate under Section 2.6(a) if appropriate.

                                   ARTICLE VI

                      DEVELOPMENT AND MARKETING OBLIGATIONS

         6.1       COMMERCIAL DEVELOPMENT OBLIGATION

                   (a) Licensee will use best efforts, at its sole expense, to diligently develop, commercialize, promote and sell at least one Product in the Territory in the Field, as promptly as is reasonably and commercially feasible. For purposes of this Section 6.1, the standard of best efforts with respect to development matters shall mean the standard that Licensee uses for similar products of similar potential at a similar stage of development on a worldwide basis. With respect to commercialization, promotion and sale, the standard of best efforts shall be measured on a region by region basis, wherein the regions are (i) the European Union, (ii) the United States, (iii) Japan and
(iv) the rest of the world. The standard of best efforts with respect to each region shall mean the standard that Licensee uses for similar products of similar potential and at a similar stage of development in each of those regions, respectively.

                   (b) Licensee will keep the Development Steering Committee generally informed as to Licensee's progress in the development of Products.

                   (c) If Licensor has a reasonable basis to believe that Licensee is not using best efforts under Section 6.1(a) , it may provide written notice to Licensee specifying the basis for such belief. On receiving such notice, Licensee will have the right to reply in writing to Licensor's notice within thirty (30) days. If Licensor does not receive a reply from Licensee within that period, or if the Parties disagree, either Party may refer the matter for dispute resolution pursuant to Article XIII. If the dispute is referred to arbitration, and the arbitrators conclude that Licensee has not fulfilled its obligation under Section 6.1(a), and such failure is not cured within sixty (60) days from the date of the decision, or if Licensee has not taken the requisite steps to cure such failure within such period (if not capable of cure within sixty (60) days), or does not diligently pursue such cure, Licensor may, upon notice to Licensee, (i) convert Licensee's license with respect to such Licensed Patent to a non-exclusive license in any or all countries in the applicable region (but limited to only one additional licensee in any country) or (ii) terminate Licensee's license in any or all countries in the applicable region.

                   (d) Notwithstanding the other provisions of this Section 6.1, the Parties anticipate (without guarantee) the following timelines with respect to the development of the Products:

                   (i) Phase I Clinical Trial - already commenced in the United States by Licensor.

                   (ii)     Phase II Clinical Trials - [REDACTED].

                   (iii) Phase III Clinical Trials - [REDACTED] The Phase III Clinical Trials will be pivotal studies powered to show efficacy and safety and are anticipated to be completed within 24 to 28 months.

                   (iv) Analysis and NDA Submission - should be completed within six months following the conclusion of the Phase III Clinical Trial.

         6.2       LICENSOR'S COSTS OF DEVELOPMENT

                   (a) Licensee acknowledges that Licensor has commenced development and Phase I Clinical Trials of a Product in the United States prior to the Effective Date. Licensee agrees to reimburse Licensor for (i) all Third Party costs incurred by Licensor with respect to the development as well as the Phase I Clinical Trials by Licensor, including the preparation of any and all materials for such development and Phase I Clinical Trials, and (ii) all Third Party costs incurred by Licensor with respect to the development of all Products during the period between January 1, 2001 and the Effective Date. Licensee will reimburse Licensor within thirty (30) days after the receipt of an invoice with respect to such costs from Licensor.

                   (b) The total costs to be reimbursed by Licensee to Licensor under Section 6.2(a) will not exceed two million dollars (US $2,000,000). Licensor and Licensee agree that such two million dollar figure was based on an estimate of Third Party costs incurred through April 2001 and that Licensor's costs exceeded two million dollars (US $2,000,000) because of the unanticipated two month delay in entering into this License Agreement. In consequence, the Licensor and Licensee will consider in good faith an additional reimbursement to Licensor for the Third Party cost to Licensor of the following two studies in the event Licensee, after reviewing a report thereof, decides it wishes to receive and use these studies from Licensor: [REDACTED].

                   (c) Licensee will not be responsible for expenses of Licensor with respect to the development of any Products other than as set forth in Sections 6.2 (a) and 6.2 (b).

         6.3       PROVISION OF DIAGNOSTIC KITS

         Licensee will provide HCV RNA diagnostic kits for all phases of clinical trials with respect to Products.

         6.4       PHASE II, III AND IV CLINICAL TRIALS

                   (a) Subject to Section 6.4(b), after the Effective Date, Licensee will be responsible, at its sole expense, for all development costs incurred by Licensee, and the preparation and filing of any NDA and sNDA, with respect to any Products.

                   (b) Licensor represents and warrants that all non-clinical studies required for an IND filing with respect to Levovirin(TM) have been conducted.

         6.5       SUPPLY AND MANUFACTURE

                   (a) Licensee will manufacture or arrange the manufacture of Product and/or identify and contract with a suitable manufacturer of Product.

                   (b) If on the Effective Date Licensor has an inventory of Levovirin(TM) in any form or formulation, and placebo of the same, either on hand or on order (and, if on order, capable of assignment or transfer by Licensor to Licensee), Licensor will supply such items at cost to Licensee at Licensee's request.

         6.6       USE OF NAME

                   (a) Subject to Section 6.6(b), Licensor may not use the name of Licensee or any variant, and Licensee may not use the name of Licensor or any variant (or of ICN Pharmaceuticals, Inc. or any variant), in each case in connection with the advertising or sale of any Product, without the prior written consent of the other.

                   (b) Licensee will include in all the packaging and product inserts for each Product a statement to the effect that the Product is made under license from Ribapharm Inc. (or Licensor's then current name).

         6.7       SAMPLING

         Each of Licensee, any of its Affiliates and any Sublicensees may provide customary royalty free sampling for a Product for use in the treatment of chronic hepatitis C in a country within the Territory. After the commercial launch of the Product in any country, the amount of royalty free sampling of the Product in that country will be limited to [REDACTED]. If the aggregate amount of sampling by Licensee, any of its Affiliates and Sublicensees exceeds this percentage with respect to any calendar quarter, the amount of Net Sales will be multiplied by a percentage equal to the sum of [REDACTED] plus a fraction (expressed as a percentage) in which the numerator [REDACTED] and the denominator is [REDACTED].

         6.8       INVESTIGATOR-INITIATED TRIALS; INDIGENT SALES

                   (a)     Other than in the case of specific
investigator-initiated Phase IV Clinical Trials to which the Parties mutually agree, and subject to Section 6.8(b), Licensee shall have the right to provide Product on up to an aggregate of [REDACTED] patients free of royalty to the extent it is provided in investigator-initiated Phase IV Clinical Trials at any time prior to the date which is two years after the later of the launch of a Product in (i) the United States and (ii) the European Union. Beyond such number of patients, [REDACTED] of the royalty due under Section 4.3 shall be due on all investigator-initiated Phase IV Clinical Trials. For purposes of the immediately preceding sentence, if the Product is provided in exchange for a price the royalty will be determined as if the Product were sold in an Indigent Sale in accordance with Section 6.8(b); if the Product is provided free of charge the royalty will be determined as if the Product were distributed as a sample in accordance with Section 6.7.

                   (b)     For purposes of determining the royalty due under
Section 4.3 hereof with respect to Indigent Sales in any country in the Territory, the computation of Net Sales shall be based on the actual sales price received for such Indigent Sales but in no event on a sales price less than [REDACTED] of the sales price received for ordinary sales of the Product in the same country.

         6.9       FOREIGN REGISTRATION AND LAWS

         Licensee agrees to register this Agreement with any foreign governmental agency and otherwise comply with applicable law within the Territory affecting this Agreement and pay all related costs and legal fees. If such law requires registration by Licensor, Licensee will so inform Licensor which will pay the applicable costs.

                                  ARTICLE VII

                                 PATENT MATTERS

         7.1       PATENT PROSECUTION AND MAINTENANCE

         Licensor may, but is not obligated to, at its own expense, (i) prepare, file, prosecute and maintain (collectively, HANDLE) all Licensed Patents, (ii) consult with Licensee as to the Handling of such Licensed Patents in Major Market Countries as it relates to Products, and (iii) furnish to Licensee copies of all documents relevant to any such Handling. Licensor will furnish such documents and consult with Licensee in sufficient time before any action by Licensor is due to allow Licensee to provide comments thereon, which comments Licensor must consider. At Licensor's expense and reasonable request, Licensee shall cooperate, in reasonable ways in connection with the preparing, filing, prosecution and maintaining of all Licensed Patents. Should Licensor decide that it does not desire to Handle a patent or patent application within a Licensed Patent in a country of the Territory, as it relates to Product, it will promptly advise Licensee thereof. In such circumstances, Licensee may, but is not obligated to, Handle the same at Licensee's own cost, to the extent that Licensee desires to do so.

         7.2       NOTIFICATION OF INFRINGEMENT

         If a Party learns of infringement or threatened infringement or misappropriation by a Third Party of any Licensed Patent, Licensed Technology or Improvement relating to Product within the Territory, it will promptly notify the other Party and provide the other Party with all available evidence.

         7.3       PATENT ENFORCEMENT

         Licensee has the first right, but not the duty, to institute actions against Third Parties for past, current and future infringement or misappropriation based on any Licensed Patent or Licensed Technology or Improvement to the extent related to Product. If, within thirty (30) days of receipt of the notice referred to in Section 7.2, Licensee does not give notice to Licensor of Licensee's election to institute an action against an offending Third Party, Licensor may, but is not required to, institute such an action. The costs and expenses of any such action (including fees of attorneys and other professionals) will be borne by the Party instituting the action or, if the Parties elect to cooperate in instituting and maintaining the action, by the Parties in such proportions as they may agree in writing. Each Party will execute all necessary and proper documents and take appropriate action to allow the other Party to institute and prosecute such actions. Any award paid by Third Parties as a result of an action (whether by way of settlement or otherwise) will be paid to the Party who instituted and maintained the action or, if all Parties instituted and maintained the action, allocated among the Parties in proportion to their respective contributions to the costs and expenses incurred in the action.

         7.4       OWNERSHIP OF IMPROVEMENTS

                   (a) The Parties will jointly own any and all Joint Inventions, as well as all patent rights in and to all Joint Inventions. Licensor will solely own all Improvements (other than Joint Inventions), as well as all patent rights in and to such Improvements except as licensed herein. Each Party will promptly inform the other Party in writing as soon as it concludes that it has made an Improvement, but may do so promptly after filing a priority patent application for such Improvement if a Party faces a possible loss of rights in a Major Market Country.

                   (b) As soon as a Party concludes that it wishes to file a patent application claiming a Joint Invention, it will immediately inform the other Party in writing and consult about filing procedures and allocation of costs concerning such patent application. The Party will as early as possible also provide the other Party with a copy of a draft specification, the scope of claims and a determination of inventors for such claims, but may do so promptly after filing a priority patent application for such Improvement if a Party faces possible loss of rights in a Major Market Country.

                   (c) The Party performing the priority filing preparation agrees to (i) prepare, file and prosecute and maintain such priority, corresponding foreign patents, and resulting patents, (ii) consult with the other Party as to the preparing, filing, prosecuting and maintaining of such patent applications and resulting patents in the Major Market Countries, and
(iii) furnish the other Party with copies of all documents relevant to the preparation, filing, prosecution and maintenance. Unless otherwise agreed, the filing Party will furnish such documents to and consult with the other Party in sufficient time before any action by the filing party is due to allow the other party to provide comments, which comments the filing Party must consider. If the filing Party decides that it does not desire to file, prosecute or maintain such a patent application or resulting patent in any country of the Territory, it will promptly advise the other Party in writing, and the other Party will then have the right, but not the obligation, to file, prosecute and/or maintain the same at its own cost, to the extent it desires to do so.

                   (d) Section 7.1 will govern patent prosecution and maintenance of Improvements other than Joint Inventions.

         7.5       OWNERSHIP OF TRADEMARKS

         Licensee will own all trademarks associated with or used in connection with the manufacture, marketing and sale of any Product, together with associated goodwill. Licensee will be responsible for obtaining, maintaining and protecting all applicable trademarks in connection with the manufacture, marketing and sale of Product.

         7.6       ADVERSE REACTIONS

         Before the commercial launch of each Product, each Party will inform the other Party promptly of any adverse reactions, reports and information regarding the Product occurring in the Territory which comes to its knowledge and which may have to be reported to the appropriate health authorities within the Territory. After the commercial launch of any Product, if any adverse reactions to the Product occur in the Territory, Licensee will promptly inform Licensor. Licensor will inform Licensee of adverse reactions to the Product outside the Territory, of which Licensor has knowledge and, wherever Licensor has granted an exclusive license covering the Product outside of the Territory, Licensor will require its licensee thereunder to inform Licensor of such adverse reactions. In the event Licensor markets the Product outside the Territory, Licensor and Licensee will negotiate in good faith a pharma co-vigilance agreement.

                                  ARTICLE VIII

             REPRESENTATIONS, WARRANTIES AND LIMITATION OF LIABILITY

         8.1       REPRESENTATIONS OF LICENSOR

         Licensor represents and warrants to Licensee as follows.

                   (a) Licensor is a corporation duly organized under the laws of the State of Delaware, and has all requisite legal and corporate power and authority to carry on its business and to perform its obligations under this Agreement. All action on the part of Licensor necessary for the execution and delivery of this Agreement and the performance of Licensor's obligations under this Agreement has been taken. The person(s) executing this Agreement on behalf of Licensor have all necessary corporate powers and have been duly authorized by Licensor to execute, and deliver this Agreement on its behalf. This Agreement constitutes a valid and binding obligation of Licensor, enforceable in accordance with its terms. Except as have been or will be obtained by Licensor and except for Product Registrations, no permit, consent, approval or authorization of, or declaration to or filing with, any person, party or governmental authority is required in connection with the delivery, consummation, or performance by Licensor of this Agreement.

                   (b) The execution, delivery and performance of this Agreement by Licensor will not, with or without notice or the passage of time or both, result in any violation of, be in conflict with or constitute a default under any material contract, obligation or commitment to which Licensor is a Party or by which it is bound, or, to the best knowledge of Licensor, any statute, rule or governmental regulation applicable to Licensor.

                   (c) Licensor and ICN Pharmaceuticals, Inc. own or control under valid licenses with the right of sublicense all right, title and interest in and to the Licensed Patents and Licensed Technology. As of the Effective Date of this Agreement, to the best knowledge of Licensor, there are no adverse actions, suits, or claims pending or threatened against Licensor in any court or by or before any governmental body or agency with respect to the Licensed Technology or the Licensed Patents and, to the best knowledge of Licensor, there are no Third Party patents which might give rise to such actions, suits or claims.

         EXCEPT AS SET FORTH IN SECTIONS 8.1(A) THROUGH (C), LICENSOR MAKES NO WARRANTY CONCERNING THE LICENSED PATENTS, THE LICENSED TECHNOLOGY OR THE PRODUCTS INCLUDING THE FOLLOWING: (I) ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH REGARD TO THE PRODUCTS; (II) ANY WARRANTY AS TO THE VALIDITY OR SCOPE OF THE LICENSED PATENTS, OR THAT ANY PRODUCT WILL BE FREE FROM INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; OR (III) ANY WARRANTY THAT NO THIRD PARTY IS INFRINGING THE LICENSED PATENTS. IN NO EVENT WILL LICENSOR OR ITS AFFILIATES OR AGENTS BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, OR LOST PROFITS, OF LICENSEE.

         8.2       REPRESENTATIONS OF LICENSEE

         Licensee represents and warrants to Licensor as follows.

                   (a) Hoffmann-La Roche Inc. is a corporation duly organized under the laws of the State of New Jersey and F. Hoffmann-La Roche Ltd is a corporation duly organized under the laws of Switzerland. Each of such corporations has all requisite legal and corporate power and authority to carry on its business and perform its obligations under this Agreement. All action on the part of Licensee necessary for the execution and delivery of this Agreement and the performance of Licensee's obligations under this Agreement has been taken. The person(s) executing this Agreement on behalf of Licensee have all necessary corporate powers and have been duly authorized by Licensee to execute this Agreement on its behalf. This Agreement constitutes a valid and binding obligation of Licensee, enforceable in accordance with its terms. Except as have been or will be obtained by Licensee and except for Product Registrations, no permit, consent, approval or authorization of, or declaration to or filing with, any person, party or governmental authority is required in connection with the delivery, consummation or performance by Licensee of this Agreement.

                   (b) The execution, delivery and performance of this Agreement by Licensee will not, with or without notice or the passage of time or both, result in any violation of, be in conflict with or constitute a default under any material contract, obligation or commitment to which Licensee is a party or by which it is bound, or, to the best knowledge of Licensee, any statute, rule or governmental regulation applicable to Licensee.

         8.3       MUTUAL REPRESENTATION AND WARRANTY

         Each Party has disclosed all information in its possession or control (other than information which is subject to confidentiality or non-disclosure obligations) which is material to the other Party entering into this Agreement, and such information does not contain any untrue statement of material fact or omit to state a material fact.



                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

         9.1       INDEMNIFICATION BY LICENSEE

         Licensee will at all times, during and after the Term, indemnify, defend and hold harmless Licensor, its Affiliates, and its directors, officers, employees, and agents against any and all claims, demands, actions and liabilities, including reasonable attorneys' fees and costs (collectively, CLAIMS), arising out of or resulting from

                   (a) any breach of any representation, warranty or covenant of Licensee under this Agreement; or

                   (b) any Third Party claim or suit resulting from the development, manufacture, marketing, import, use, or sale of Products by Licensee, its Affiliates, or its Sublicensees pursuant to this Agreement.

         This indemnity obligation will not apply to the extent that the claim, loss, damage, liability or Third Party claim or suit is the result of any grossly negligent act or willful misconduct of Licensor, its Affiliates, or its Sublicensees, or their directors, officers, employees or agents.

         9.2       INDEMNIFICATION BY LICENSOR

         Licensor will at all times, during and after the Term, indemnify, defend and hold harmless Licensee, its Affiliates, and its Sublicensees and their respective directors, officers, employees and agents against any and all claims, demands, actions, and liabilities, including reasonable attorneys' fees and costs, arising out of or resulting from

                   (a) any breach of any representation, warranty or covenant of Licensor under this Agreement; or

                   (b) the use of active ingredients supplied by Licensor or its Affiliates to Licensee for use in clinical trials of any Product.

         This indemnity obligation will not apply to the extent that the claim, loss, damage, liability or Third Party claim or suit is the result of any grossly negligent act or willful misconduct of Licensee, its Affiliates, or its directors, officers, employees or agents.

         9.3       OBLIGATIONS OF THE PARTY SEEKING TO BE INDEMNIFIED

         If Licensor, Licensee, any Affiliate or any Sublicensee (in each case, an INDEMNIFIED PARTY) receives any written Claim which it believes is the subject of indemnity under this Agreement by Licensor or Licensee, as the case may be (in each case, an INDEMNIFYING PARTY), the Indemnified Party will, as soon as reasonably practicable after forming such belief, give notice to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party. Failure to give timely notice to the Indemnifying Party will not release the Indemnifying Party from any liability to the Indemnified Party except to the extent that the Indemnifying Party is injured by such delay. The Indemnifying Party will have the right, by prompt notice to the Indemnified Party, to assume the defense of the claim at the cost of the Indemnifying Party. If the Indemnifying Party does not assume the defense of the claim or, having done so, does not pursue the defense, the Indemnified Party may assume the defense, with counsel of its choice, but at the cost and for the account of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate through counsel of its choice, but the cost of such counsel will be for the account of the Indemnified Party. The Party not assuming the defense of the claim will render all reasonable assistance to the Party assuming the defense, and all out-of-pocket costs of such assistance will be for the account of the Indemnifying Party. No such claim will be settled other than by the Party defending the claim, and then only with the consent of the other Party, which will not be unreasonably withheld.

         9.4       OTHER INDEMNIFICATION MATTERS

                   (a) All Claims for indemnification by an Indemnified Party must be made within the following time periods or will be irrevocably barred

                           (i) for all Claims arising out of or based on an alleged breach by a Party of a representation or warranty of a material contract, obligation or commitment adversely affecting the Licensed Patents, Licensed Technology, or Licensed Compounds (MATERIAL CONTRACT CLAIMS), one (1) year plus the period of the statute of limitations applicable to the claim for the breach of contract, measured from the Effective Date; and

                           (ii) for all other Claims, eighteen (18) months measured from the Effective Date.

                   (b) The maximum aggregate liability of an Indemnifying Party to an Indemnified Party with respect to all Claims under Section 9.2(a) is the total aggregate amount of all payments theretofore made by Licensee to Licensor (including the license fee specified in Section 4.1, Milestone Payments, and royalties set forth in Article III) plus Eighty Percent (80%) of the Licensee's development costs for the Product to date. Such liability for Material Contract Claims may, at the election of the Indemnifying Party, be paid in equal installments over a period of up to five (5) years. The maximum aggregate liability of an Indemnifying Party with respect to Claims (other than Material Contracts Claims) based on Sections 9.2(a) and 9.2(b) is the amount of Sixty Million Dollars (US$60,000,000).

                   (c) In the event of Material Contract Claims, Licensor and Licensee will, as soon as practicable after the notice described in Section
9.3 is given, meet and confer with respect to assessing the stage of development of Product and commitments of Licensee with respect to the development.

                   (d) No Indemnified Party will make any Claims until the aggregate of all Claims to date first equals or exceeds $200,000, at which time all Claims to date and all Claims arising thereafter may be asserted.

                                   ARTICLE X

                         CONFIDENTIALITY AND PUBLICATION

         10.1      CONFIDENTIALITY

         Subject to Section 10.2, during the Term and for three years after the Term, each Party will maintain in confidence, to the same extent to which such Party maintains its own proprietary information, all information and materials disclosed by the other Party, including Licensed Patents, Licensed Technology, or Improvements, whether provided prior to or after the Effective Date, and will not use such information or materials for any purpose except as permitted by this Agreement, and will not disclose such information and materials to anyone other than those of its Sublicensees, Affiliates, potential sublicensees, employees, consultants, agents or subcontractors as are necessary in connection with such Party's activities pursuant to this Agreement. Each Party will obtain a written agreement from its Sublicensees, potential sublicensees, consultants, agents and subcontractors (if any), prior to disclosure, to hold in confidence and not make use of such trade secrets or other proprietary information for any purpose other than as permitted by this Agreement. Licensee will be responsible to Licensor for compliance with this Article X by all parties to which Licensee may disclose such information or materials.

         10.2      DISCLOSURE

         The obligation of confidentiality in this Agreement does not apply to the extent that

                   (a) either Party (as such, the RECIPIENT) is required to disclose information by order or regulation of a governmental agency or a court of competent jurisdiction, except that the Recipient will not make any such disclosure (other than as required under the securities laws of any jurisdiction, any filing of information or materials with a stock exchange upon which its securities are listed, or a filing of information or materials required by a governmental regulatory agency), without first notifying the other Party and allowing such other Party a reasonable opportunity to seek injunctive relief from (or protective order with respect to) the obligation to make such disclosure;

                   (b) the Recipient can demonstrate that (i) the disclosed information was at the time of such disclosure to the Recipient already in (or later enters) the public domain other than as a result of actions of the Recipient, Recipient's Affiliates, employees, Sublicensees, agents or subcontractors in violation of this Agreement; (ii) the disclosed information was rightfully known by the Recipient or its Affiliates (as shown by its written records) prior to the date of disclosure to the Recipient in connection with the negotiation, execution or performance of this Agreement or independently generated by the Recipient or its Affiliates at any time; or (iii) the disclosed information was received by the Recipient or its Affiliates on an unrestricted basis from a source unrelated to either Party to this Agreement and not under a duty of confidentiality to the other Party;

                   (c) disclosure is made to a government regulatory agency as part of such agency's product license approval process; or

                   (d) disclosure is necessary to obtain or secure patent protection of any Licensed Patents or Licensed Technology.

         10.3      PUBLICITY

         Except as otherwise provided in this Agreement or required by law, no Party will originate any publication, news release or other public announcement, written or oral, whether in the public press, stockholders' reports or otherwise, relating to this Agreement or to any sublicense under this Agreement, or to the performance under this Agreement or under any sublicense under this Agreement, without the prior written approval of the other Party, which approval will not be unreasonably withheld or delayed.

         10.4      SCIENTIFIC PUBLICATIONS

         Licensee may publish scientific articles about Levovirin(TM) in scientific publications. Licensor may only do so with consent of Licensee, which consent may not be unreasonably withheld or delayed.

                                   ARTICLE XI

                              TERM AND TERMINATION

         11.1      TERM

                   (a) This Agreement commences as of the Effective Date and, unless sooner terminated in accordance with this Agreement, will expire in each country in the Territory upon the occurrence of the later of

                           (i) the expiration or invalidation of the last to expire or be invalidated of the Composition of Matter Patent(s) which but for this Agreement would be infringed by the sale of such Product using such Licensed Patents in such country, including any extension of such Licensed Patents; and

                           (ii) ten (10) years after the first Commercial Sale in such country of such Product, except for countries in the European Union as to which this requirement will be ten (10) years after the first Commercial Sale in the European Union of such Product.

                   (b) Upon expiration of this Agreement in a country with respect to any Product, Licensee will have a perpetual, fully paid-up, royalty free, non-exclusive license within the Field in such country (with the right to grant sublicenses in accordance with Section 2.2) to develop, manufacture, have manufactured, market, import, use, offer for sale, and sell such Product.

         11.2      TERMINATION WITHOUT CAUSE

         Licensee may terminate this Agreement without cause, on a product by product and country by country basis, upon six (6) months' prior written notice to Licensor; provided that such termination will not release Licensee of any of its obligations to Licensor up to the date of effect of termination, including payment of all amounts owed to Licensor up to such date.

         11.3      TERMINATION FOR CAUSE

                   (a) Either Party (as such, the NON-BREACHING PARTY) may terminate this Agreement if

                           (i) the other Party, its Affiliates or its Sublicensees (as such, the BREACHING PARTY) does not comply with any of its material obligations contained in this Agreement;

                           (ii) the Non-Breaching Party gives notice to the Breaching Party specifying the nature of the default, requiring the Breaching Party to cure the default, and referring to the Non-Breaching Party's right to terminate this Agreement pursuant to this Section 11.3; and

                           (iii) the default is not cured within sixty (60) days after the receipt of such notice.

                   (b) In addition to its right of termination in accordance with Section 6.1(c), Licensor may terminate this Agreement if at any time:

                           (i) Licensee files in any court or agency pursuant to any statute or regulation of the United States or of any foreign country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Licensee or of its assets;

                           (ii) Licensee proposes a written agreement of composition or extension of its debts;

                           (iii) Licensee is served with an involuntary petition against it, filed in any insolvency proceeding, and the petition is not dismissed within sixty (60) days after filing; or

                           (iv) Licensee makes an assignment for the benefit of creditors.

                   (c)     Subsection intentionally omitted.

                   (d)     Subsection intentionally omitted.

                   (e) Upon the occurrence of any event under Section 11.3(a)(iii) or Section 11.3(b) that entitles a Party to terminate this Agreement, such Party may deliver to the other Party written notice of termination of this Agreement, and the termination will be effective upon delivery of such notice. The right to terminate will be in addition to and not in substitution for any other available remedy.

                   (f) If Licensor has the right to terminate this Agreement under Section 11.3(a) or (b), Licensor at its option, instead of terminating this Agreement, may by written notice to Licensee convert the license granted under Section 2.1 (including the right to sublicense under Section 2.2) into a non-exclusive license (but limited to only one additional licensee in any country). All other provisions of this Agreement will otherwise remain in effect.

                   (g) A Party entitled to terminate this Agreement, or convert the license under this Agreement, under this Section 11.3 may elect to terminate or convert with respect to a particular country or countries in the Territory rather than the entire Territory by giving written notice of such election in the notice of intent to terminate or convert the license.

                   (h) Waiver by either Party of any event or succession of events giving rise to the right of termination will not deprive the waiving Party of the right to terminate this Agreement under this Section 11.3 on the basis of any subsequent event giving rise to such right.

         11.4      RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION

                   (a)     Upon the termination or expiration of this Agreement:

                           (i) if termination or expiration occurs prior to Product Registration of a Product in any country in the Territory, Licensee will provide to Licensor all reports, data, samples and, if specifically required by an Approval Authority, other information, necessary or useful to allow Licensor to file for any Production Registrations of any Product in such country; and

                           (ii) if termination or expiration occurs after Product Registration of a Product in any country in the Territory, Licensee will provide to Licensor all reports, data, samples and, if specifically required by an Approval Authority, other information, necessary or useful to allow Licensor to file for Product Registrations of any Product in the Territory, and grant Licensor reference to any Product Registrations and pricing or reimbursement approvals relating to any Products.

                  The Parties will negotiate in good faith a fair price for any items that Licensee is required to provide Licensor under this Section 11.4(a).

                   (b) Upon termination of this Agreement under Section 11.2 or 11.3, the Party retaining continuing rights with respect to a Product will be entitled to buy from the other Party any active ingredients on hand and trade marks in respect of the Product held by the other Party. The Parties will negotiate such sale in good faith.

                   (c) Upon termination of this Agreement by Licensor pursuant to Section 11.2 or by Licensee pursuant to Section 11.3, Licensee will transfer and assign to Licensor all such trademarks relating to Product for which termination has occurred. The Parties will negotiate in good faith the appropriate price therefor.

         11.5      SURVIVING PROVISIONS

         The Parties' rights and obligations under Sections 4.5, 4.6, 4.8, 6.6, and Articles VII-XIV will survive any termination of this Agreement. Termination or expiration of this Agreement for any reason will be without prejudice to any rights accrued to the benefit of either Party prior to termination or expiration and will not relieve either Party from obligations expressly indicated to survive termination or expiration of this Agreement. Termination or expiration of this Agreement will not terminate Licensee's obligation to pay all royalties accrued. Any other provisions of this Agreement required to interpret and enforce the Parties' rights and obligations under this Agreement will also survive to the extent required for the full observation and performance of this Agreement by the Parties.

                                  ARTICLE XII

                             ASSIGNMENT; SUCCESSORS

         12.1      ASSIGNMENT

                   (a) Subject to Section 12.1(d), neither this Agreement nor any interest under this Agreement may be assigned by Licensee, its Affiliates, or its Sublicensees, without the prior written consent of the Licensor.

                   (b) Subject to Section 12.1(d), neither this Agreement nor any interest under this Agreement may be assigned by Licensor or its Affiliates without the prior written consent of Licensee.

                   (c) No assignment will release the Licensee, its Affiliates or its Sublicensees from any liability under this Agreement.

                   (d) Licensee and Licensor may assign this Agreement or any rights under this Agreement to any wholly owned Affiliate or to any successor by merger, consolidation or sale of substantially all of the assets used in the business which is the subject of this Agreement.

                   (e)     Any assignment not made in accordance with this
Section 12.1 will be void.

         12.2      BINDING UPON SUCCESSORS AND ASSIGNS

         Subject to the limitations on assignment under Section 12.1, this Agreement binds all successors in interest and assigns of Licensor and Licensee. Any successor or assignee of Licensee's interest will expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by Licensee.

                                  ARTICLE XIII

                               DISPUTE RESOLUTION

         13.1      ARBITRATION

         Subject to Section 13.2, any dispute, controversy or claim arising under, out of or in connection with this Agreement, including any subsequent amendments, will be referred to and finally be settled under the Rules of Arbitration of the International Chamber of Commerce, Paris, France, in force on the date of commencement of the arbitration by three arbitrators appointed in accordance with those Rules. The place of arbitration will be New York City, New York, and New York law will be applied. The language to be used in the arbitral proceedings will be English.

         13.2      PRE-LITIGATION DISPUTE RESOLUTION

         No dispute under this Agreement will be referred to arbitration under
Section 13.1 until the following procedures have been satisfied. The Chief Executive Officer of Licensor and the head of the Pharmaceuticals Division of Licensee will meet as soon as practicable, as reasonably requested by either Party, to review any dispute with respect to the interpretation of any provision of this Agreement or with respect to the performance of either Party under this Agreement. If the dispute is not resolved by the designated representatives by mutual agreement within thirty (30) calendar days after a meeting to discuss the dispute, either Party may at any time provide written notice to the other Party specifying the terms of the dispute in reasonable detail and notifying the other Party of its decision to institute arbitration proceedings under Section 13.1.

         13.3      PROVISIONAL REMEDY

         Nothing in this Agreement limits the right of either Party to seek to obtain in any court of competent jurisdiction any interim relief or provisional remedy, including injunctive relief. Seeking or obtaining any interim relief or provisional remedy in a court will not be deemed a breach or waiver of the agreement in this Agreement to arbitrate.

                                  ARTICLE XIV

                               GENERAL PROVISIONS

         14.1      RELATIONSHIP OF THE PARTIES

         For purposes of this Agreement, the relationship of Licensor to Licensee is that of an independent contractor. Licensor and Licensee are not joint venturers, partners, principal and agent, master and servant or employer and employee. With respect to the subject matter of this Agreement, Licensor and Licensee have no power to bind or obligate each other in any manner, other than as expressly set forth in this Agreement. A change of this relationship is not excluded by this Agreement.

         14.2      EXCUSABLE DELAY

         The failure or omission by a Party in the performance of any obligation under this Agreement will not be deemed a breach of this Agreement or create any liability if it arises from any cause or causes beyond the control of the Party, such as strikes, riots, war, acts of God, invasion, fire, explosion, floods, delay of carrier, shortage or failure in the supply of materials, energy shortage and acts of government or governmental agencies or instrumentalities. If due to such an event either Party is delayed or hindered in or prevented from the performance of its duties or doing acts required under the terms of this Agreement, the performance of such act will be excused for the period of the delay not to exceed ninety (90) days. A Party subject to such an excusable delay will take all reasonable steps to resolve any condition forming the basis of the delay.

         14.3      NOTICES

         All notices, consents, requests, waivers and other communications in connection with this Agreement:

                   (a) must be in writing, signed by an authorized officer of the sender (in the case of Licensee, an authorized officer of either of Hoffmann-La Roche Inc. or F. Hoffmann-La Roche Ltd will be sufficient), and sent by personal delivery, fax (with confirmation copy), internationally recognized courier, or certified or registered mail, postage prepaid (airmail where applicable);

                   (b)     will be deemed to be given when actually received;
and

                   (c) must be sent to the receiving Party at the address or fax number, as applicable, set forth below, or any replacement address or fax number notified to the sender by notice actually received by the sender:

                                    if to Licensor, to:

                                    Ribapharm Inc.
                                    3300 Hyland Avenue
                                    Costa Mesa, California 92626
                                    United States of America
                                    Attention:       President
                                    Fax:             1 (714) 641-7207
                                    with a copy to:

                                    Coudert Brothers
                                    333 South Hope Street
                                    23rd Floor
                                    Los Angeles, California 90071
                                    United States of America
                                    Attention:       Gregory Keever, Esq.
                                    Fax:             1 (213) 229-2999


                                    if to Licensee, to:

                                    Hoffmann-La Roche Inc.
                                    340 Kingsland Street
                                    Nutley, New Jersey, 07110
                                    United States of America
                                    Attention:       Corporate Secretary
                                    Fax:             1 (973) 235-3500


                                    with a copy to:

                                    F. Hoffmann-La Roche Ltd
                                    Grenzacherstrasse 124
                                    4070 Basel, Switzerland
                                    Attention:       Corporate Law Department
                                    Fax:             41-62- 688 1396


         14.4      EXPENSES

         Except as expressly provided otherwise in this Agreement, all legal and other costs and expenses incurred in connection with the negotiation and entering into of this Agreement and the transactions contemplated by this Agreement will be paid by the Party incurring such costs or expenses.

         14.5      FURTHER ASSURANCES

         Except as expressly provided elsewhere in this Agreement, each Party will at its expense promptly execute and deliver any further instruments and documents and take any further action as the other Party may reasonably request in order to give effect to the transactions contemplated by this Agreement.

         14.6      AMENDMENT

         This Agreement may not be altered or otherwise amended except by an instrument in writing signed by each of the Parties.

         14.7      WAIVER

         A Party may extend the time for the performance of any obligations of the other Party, waive any inaccuracies and representations by the other Party in this Agreement or in any document delivered pursuant to this Agreement or waive compliance by the other Party with any of the covenants, conditions or performance of any of its obligations under this Agreement. Any such waiver or failure to insist upon strict compliance with such covenant, condition or obligation will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         14.8      NO THIRD PARTY BENEFICIARIES

         This Agreement does not confer any rights, remedies, agreements, undertakings, obligations or liabilities on any person other than their Affiliates, Sublicensees and successors-in-interest and permitted assigns.

         14.9      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior discussions, negotiations, correspondence, agreements, and understandings, both oral and written, between the Parties with respect to its subject matter.

         14.10     CONSTRUCTION

         The Parties have participated jointly in the negotiation and drafting of this Agreement. If a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring a party because of the authorship of any provision of this Agreement.

         14.11     INCORPORATION OF EXHIBITS

         The Exhibits identified in this Agreement are incorporated by reference and made a part of this Agreement.

         14.12     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed to be an original and all of which together will constitute one and the same agreement.

         14.13     SEVERABILITY

         If any provision of this Agreement is finally determined to be invalid, unlawful or incapable of being enforced in a jurisdiction, (i) it will be deemed to be severed from this Agreement in such jurisdiction, (ii) every other provision of this Agreement will remain in full force and effect in such jurisdiction, and (iii) the Parties will negotiate in good faith to modify this Agreement so as to achieve the original intent of the Parties as closely as possible in an acceptable manner with respect to such jurisdiction and (iv) such invalidity, unlawfulness or unenforceability will not affect the interpretation or enforcement of this Agreement in any other jurisdiction.

         14.14     JOINT AND SEVERAL LIABILITY OF LICENSOR

         The representations, warranties, covenants and liabilities of Licensee under this Agreement are joint and several.

         14.15     BANKRUPTCY

         All rights and licenses granted under or pursuant to this Agreement by Licensor to Licensee are, and will otherwise be deemed to be, for purposes of
Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. Licensee, as a licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

         14.16     REMEDIES CUMULATIVE

         The rights and remedies of the Parties under this Agreement are in addition to any other rights available to them at law or in equity. The use of any right or remedy by a Party does not preclude or waive the right to use any other remedies. This Section 14.16 does not limit the obligations of the Parties under Section 13.1 and Section 13.2.

          14.17    GOVERNING LAW

         This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date set forth above.


                                      RIBAPHARM INC.


                                      By: /s/ Bill A. MacDonald
                                          ______________________________
                                      Name:  Bill A. MacDonald
                                      Title: Chief Financial Officer


                                      HOFFMANN-LA ROCHE INC.



                                      By: /s/ Frederick C. Kentz, III
                                          ______________________________
                                      Name:   Frederick C. Kentz, III
                                      Title:  Vice President




                                      F. HOFFMANN-LA ROCHE LTD.



                                      By: /s/ Bertrand Lehuu
                                          ______________________________
                                      Name:    Bertrand Lehuu
                                      Title:   Vice Director



                                      By: /s/ Urs Jaisli
                                          ______________________________
                                      Name:    Urs Jaisli
                                      Title:   Vice Director - Corporate Law

         To the extent the grant provided for in Section 2.1 of the License Agreement requires a transfer of rights from ICN Pharmaceuticals, Inc., the undersigned hereby agrees to transfer such rights to Ribapharm Inc. To the extent Ribapharm Inc. is liable as an Indemnifying Party to make payments to Licensee for Material Contract Claims, ICN Pharmaceuticals, Inc. hereby assumes such liability and will be jointly and severally liable with Ribapharm Inc.



                                      ICN PHARMACEUTICALS, INC.



                                      By: /s/ Bill A. MacDonald
                                          _______________________________
                                      Name:    Bill A. MacDonald
                                      Title:   Executive Vice President

                                    EXHIBIT A

                           EASTERN EUROPEAN COUNTRIES


                                 CZECH REPUBLIC

                                    SLOVAKIA

                                     POLAND

                                    HUNGARY

                                   SLOVENIA

                                    CROATIA

                                  BOSNIA-HERC.

                                    ALBANIA

                                  YUGOSLAVIA

                                   BULGARIA

                                    ROMANIA

                                    ESTONIA

                                     LATVIA

                                   LITHUANIA

                                     RUSSIA

                                    UKRAINE